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                                                                    EXHIBIT 25


                               POWER OF ATTORNEY

                       REGISTRATION STATEMENT ON FORM S-3


The undersigned director of Baxter International Inc., a Delaware corporation (the "Company"), which proposes to file with the Securities and Exchange Commission a registration statement on Form S-3 to register $700,000,000 in aggregate principal amount of the Company's debt securities under the Securities Act of 1933, as approved by the Company's board of directors, hereby appoints Vernon R. Loucks Jr. for him and in his name to be his lawful attorney-in-fact, with full power (i) to sign and file with the Securities and Exchange Commission the proposed registration statement and any amendments, including post-effective amendments, which such attorney-in-fact may deem necessary or proper and (ii) to perform every other act which such attorney-in-fact may deem necessary or proper in connection with such registration statement or any amendments thereto.


                                        /s/ Harry M. Jansen Kraemer, Jr.
                                        --------------------------------
                                        Harry M. Jansen Kraemer, Jr.

Date: December 23, 1996